EXHIBIT 23(b)(1)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of Pfizer Inc.:


         We consent to incorporation by reference in the registration statement on Form S-8 of our report dated February 14, 2000, relating to the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 1999, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, which report appears in the December 31, 1999, Annual Report on Form 10-K of Pfizer Inc.



                                   /s/ KPMG LLP
                                   -----------------
                                   KPMG LLP


New York, New York

June 19, 2000